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                          ALLTRISTA ZINC PRODUCTS, L.P.
                       CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, being the sole general partner of the following partnership, does hereby give notice of and does hereby certify as to the following limited partnership created and existing under the laws of the State of Indiana.


1.       Name:                              Alltrista Zinc Products, L.P.

2.       Address of Office:                 2500 Old Stage Road
                                            Greeneville, Tennessee 37743-8950

3.       Name and Address of Agent for Purposes of Service of Process:

                  Alltrista Newco Corporation
                  345 South High Street, Suite 200
                  Muncie, Indiana 47307-5004

4.       Name and Business Address of Sole General Partner:

                  Alltrista Newco Corporation
                  345 South High Street, Suite 200
                  Muncie, Indiana 47307-5004

5.       The Latest Date the Partnership Will Dissolve:  December 30, 2046

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 30th day of December, 1996.

                                           ALLTRISTA NEWCO CORPORATION

                                           By: /s/ Jerry T. McDowell, President
                                               --------------------------------